Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statements of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated February 17, 2015 (for the USAA Flexible Income Fund, the USAA Global Managed Volatility  Fund, the USAA NASDAQ-100 Index Fund, the USAA Real Return Fund, the USAA S&P 500 Index Fund, the USAA Target Retirement Income Fund, the USAA Target Retirement 2020 Fund, the USAA Target Retirement 2030 Fund, the USAA Target Retirement 2040 Fund, the USAA Target Retirement 2050 Fund, the USAA Target Retirement 2060 Fund, the USAA Total Return Strategy Fund, and the USAA Ultra Short-Term Bond Fund) and February 20, 2015 (for the USAA Extended Market Index Fund) on the financial statements and financial highlights as of and for the periods ended December 31, 2014 in the Post-Effective Amendment Number 108 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst & Young LLP

San Antonio, Texas
April 28, 2015